Exhibit 32.1
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of The Pepsi Bottling Group, Inc. (the “Company”) certifies to his knowledge that:
(1)	The Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Act”); and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of the Company as of the dates and for the periods referred to in the Form 10-K.

/s/ John T. Cahill
John T. Cahill
Chief Executive Officer February 23, 2006

The foregoing certification (the “Certification”) is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code).